Exhibit 99.1

1510 West Loop South Houston, Texas 77027 Main 713/850-1010 Exec. 713-386-7000 Fax 713/386-7070

LANDRY’S RESTAURANTS, INC. (“LNY”/NYSE) REPORTS FIRST QUARTER 2009 RESULTS

Houston, Texas (May 7, 2009)

Landry’s Restaurants, Inc. (NYSE: LNY - News; the “Company”), today announced its results for the first quarter ended March 31, 2009.

Revenues from continuing operations for the three months ended March 31, 2009, totaled $256.3 million, as compared to $292.3 million a year earlier. Revenues from the restaurant and hospitality group were $200.3 million and $222.5 million for the first quarter of 2009 and 2008, respectively and $56.0 million and $69.8 million for the same periods from the Golden Nugget properties. The prior year results included an additional day due to leap year. Income from continuing operations for the quarter was $7.1 million, compared to $2.5 million reported last year. On a pre-tax basis, results for the first quarter included $7.5 million in reduced rent expense from a lease termination payment received to exit one location, $3.5 million representing a gain on insurance proceeds in excess of the book value of the damaged assets, a gain on the sale of property of $0.6 million partially offset by a $4.0 million expense for call premiums arising from the Company’s successful refinancing in February 2009 and $0.8 million in costs associated with the terminated going private transaction. In addition, the first quarter included a $0.4 million non-cash pre-tax gain on the value of interest rate swaps not designated as hedges as compared to a loss of $4.7 million during the same period in 2008. Same store sales for the Company’s restaurants were negative 9% for the quarter. Earnings per share-diluted from continuing operations for the quarter were $0.44, compared to $0.15 reported last year.

Interest expense for the first quarter of 2009 was $24.6 million compared to $20.8 million in the first quarter of 2008 primarily due to higher borrowings associated with construction of the new tower at the Golden Nugget and higher interest rates resulting from the refinancing in 2009.

Adjusted EBITDA for the first quarter of 2009 was $52.4 million comprised of $39.9 million for the restaurant and hospitality group and $12.5 million from gaming operations compared to $46.7 million in the comparable prior year period with $28.5 million from restaurant and hospitality and $18.2 million from gaming. Excluding the non recurring items described above, adjusted EBITDA for the quarter would have been $45.5 million as compared to $46.7 million in the same period in the prior year. Restaurant and hospitality would have contributed $33.0 million compared to $28.5 million in the prior year while gaming operations contributed $12.5 million in the first quarter 2009 versus $18.2 million in the first quarter of 2008.

Rick Liem, Executive Vice President and CFO stated, “Operating income from the restaurants and hospitality group held up well in the face of declining sales in a very difficult economic environment. Results from the gaming operations reflect lower traffic compounded by heightened competitive pressure, particularly on room rates. We will continue to manage our cost structure as we weather the current recessionary period.”

As a result of our 2006 sale of the Joe’s Crab Shack concept and closure of certain additional locations, the results of operations for these restaurants are reflected as discontinued operations in our financial statements. The loss from discontinued operations, net of taxes, for the quarter ended March 31, 2009 was $0.1 million or $0.00 per share – diluted compared to a loss of $0.9 million or $0.06 per share – diluted in the prior year. Therefore, the consolidated net income for the quarter was $7.1 million or $0.44 per share – diluted, compared to net income of $1.5 million or $.09 per share – diluted in the comparable period in 2008.

The Company’s continuing operations include restaurants primarily under the trade names Landry’s Seafood House, Chart House, Rainforest Cafe, Saltgrass Steak House and the Signature Group as well as other businesses including hotels, marinas, amusements, retail and the Golden Nugget Hotels and Casinos in Las Vegas and Laughlin, Nevada.

Adjusted EBITDA is not a generally accepted accounting principles (“GAAP”) measurement. The Company defines adjusted EBITDA as earnings before interest income and expense, taxes, depreciation, amortization, non-cash gain or loss on interest rate swaps not deemed hedges and non-cash stock based compensation expenses, and is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the restaurant and gaming industry. Adjusted EBITDA is not intended to be viewed as a source of liquidity or as a cash flow measure as used in the statement of cash flows. Adjusted EBITDA is simply shown above as it is a commonly used non-GAAP valuation statistic. In addition, this press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by safe harbors created thereby. Readers are cautioned that all forward-looking statements are based largely on the Company’s expectations and involve risks and uncertainties, some of which cannot be predicted or are beyond the Company’s control. Some factors that could realistically cause results to differ materially from those projected in the forward-looking statements are the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming, restaurant and hotel industries in particular; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions; acts of war or terrorist incidents or natural disasters; the effects of competition, including locations of competitors and operating and market competition; ineffective marketing or promotions, weather, management turnover, higher interest rates and gas prices, construction at the Golden Nugget properties, continued negative same store sales and other risks described in the filings of the Company with the Securities and Exchange Commission, including but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. The Company may not update or revise any forward-looking statements made in this press release.

Contact:	Tilman J. Fertitta	or	Rick H. Liem
	Chairman, President & C.E.O.		Executive Vice President & C.F.O.
	Landry’s Restaurants, Inc.		Landry’s Restaurants, Inc.
	713-850-1010		713-850-1010
	www.landrysrestaurants.com		www.landrysrestaurants.com

LANDRY’S RESTAURANTS, INC.

CONSOLIDATED UNAUDITED INCOME STATEMENTS (000’s except per share amounts)

	FOR THE QUARTER ENDED March 31, 2009		FOR THE QUARTER ENDED March 31, 2008
REVENUES	$256,290	100.0%	$292,321	100.0%

COST OF REVENUES	52,761	20.5%	62,663	21.4%
LABOR	82,811	32.3%	95,137	32.5%
OTHER OPERATING EXPENSES	56,257	22.0%	73,951	25.4%

UNIT LEVEL PROFIT	64,461	25.2%	60,570	20.7%
GENERAL & ADMINISTRATIVE	12,058	4.7%	12,790	4.4%
PRE-OPENING COSTS	256	0.1%	468	0.2%
DEPRECIATION & AMORTIZATION	17,760	6.9%	17,665	6.0%
GAIN ON INSURANCE CLAIMS	(3,483)	-1.4%	—	0.0%
LOSS (GAIN) ON DISPOSAL OF ASSETS	(622)	-0.1%	—	0.0%

TOTAL OPERATING INCOME	38,492	15.0%	29,647	10.1%

OTHER EXPENSE (INCOME)	28,980		26,135

INCOME FROM CONTINUING OPERATIONS BEFORE TAXES	9,512		3,512
TAX PROVISION (BENEFIT)	2,388		1,061

INCOME FROM CONTINUING OPERATIONS	7,124		2,451
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAXES	(51)		(929)

NET INCOME (LOSS)	$7,073		$1,522

EARNINGS (LOSS) PER SHARE - BASIC:
INCOME FROM CONTINUING OPERATIONS	$0.44		$0.15
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	—		(0.06)

NET INCOME (LOSS)	$0.44		$0.09

AVERAGE SHARES	16,140		16,145
EARNINGS (LOSS) PER SHARE - DILUTED:
INCOME FROM CONTINUING OPERATIONS	$0.44		$0.15
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	—		(0.06)

NET INCOME (LOSS)	$0.44		$0.09

AVERAGE SHARES	16,155		16,395

Adjusted EBITDA:
Net income	$7,073		$1,522
Add back:
Tax provision (benefit)	2,388		1,061
Interest expense, net	24,615		20,760
Depreciation and amortization	17,760		17,665
Interest rate swaps	(425)		4,682
Stock based compensation	948		1,012

Adjusted EBITDA	$52,359		$46,702

Adjusted EBITDA is not a generally accepted accounting principles (“GAAP”) measurement. We define adjusted EBITDA as earnings before interest income and expense, income taxes, depreciation and amortization, non-cash expenses associated with interest rate swaps not designated as hedges and non-cash stock based compensation. Adjusted EBITDA is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the restaurant industry. Adjusted EBITDA is not intended to be viewed as a source of liquidity or as a cash flow measure as used in the statement of cash flows. Adjusted EBITDA is simply shown above as it is a commonly used non-GAAP valuation statistic.

LANDRY’S RESTAURANTS, INC.

CONDENSED BALANCE SHEETS

($ in Millions except per share amounts)

	March 31, 2009	December 31, 2008
	(Unaudited)
Cash and equivalents	$73.0	$51.1
Assets related to discontinued operations	3.0	3.0
Other current assets	76.0	81.2

Total current assets	152.0	135.3
Property & equipment, net	1,282.8	1,259.2
Other assets	132.0	120.8

Total assets	$1,566.8	$1,515.3

Current liabilities	$206.9	$216.3
Liabilities related to discontinued operations	4.8	5.1
Long-term debt	921.6	862.3
Other non-current	128.6	136.1

Total liabilities	1,261.9	1,219.8
Total stockholders’ equity	304.9	295.5

Total liabilities & equity	$1,566.8	$1,515.3

Net book value per share	$18.89	$18.30